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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported):   October 16, 1995




                       COMPUTER TASK GROUP, INCORPORATED
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   New York                        1-9410                        16-0912632
---------------                   --------                   ------------------
(State or other jurisdiction     (Commission                   (IRS Employer
      of incorporation)          File Number)                Identification No.)


800 Delaware Avenue, Buffalo, New York                         14209
---------------------------------------                       -------
(Address of principal executive offices)                    (Zip Code)


                                 (716) 882-8000
                        -------------------------------
                        (Registrant's telephone number,
                              including area code)





Exhibit Index Page 3                                   Page 1 of 4





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ITEM 4.      CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)          On October 16, 1995, the Registrant terminated Price Waterhouse
LLP as its independent accountant. Price Waterhouse LLP's reports on the Registrant's financial statements did not contain, for either of the past two years, an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, auditing scope or accounting principles.

             The decision to change accountants was recommended by the Audit Committee of the Board of Directors and approved by the entire Board of Directors based upon such recommendation.

             In connection with their audits for the years 1993 and 1994 and through October 16, 1995, there were no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Price Waterhouse LLP, would have caused them to make references to the subject matter of the disagreements in connection with their reports on the financial statements for such years, nor have there been any reportable events (as defined in Regulation S-K Item 304 (a)(1)(v)) during the same period.

(b) On October 16, 1995, the firm of KPMG Peat Marwick LLP was engaged as the new independent accountant for the Registrant to be the principal accountant to audit the Registrant's financial statements. During the years 1993 and 1994 and through October 16, 1995 the Registrant has not consulted with KPMG Peat Marwick on items which were or should have been subject to Statement on Auditing Standards No. 50 or concerned the subject matter of a disagreement or reportable event with Price Waterhouse LLP.


ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

(c)          Exhibits

Exhibit No.      Description

  16             Letter from Price Waterhouse LLP dated October 16, 1995


             Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           COMPUTER TASK GROUP, INCORPORATED



                                           /s/ Samuel D. Horgan
                                           -------------------------
                                           Samuel D. Horgan
                                           Vice President and
                                           Chief Financial Officer





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